UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 20, 2005

MAXWELL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-15477	95-2390133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9244 Balboa Avenue

San Diego, California 92133

(Address of principal executive offices, including zip code)

(858) 503-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Definitive Material Agreement.

On December 20, 2005, Maxwell Technologies, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers named therein (the “Purchasers”) for the private placement of senior secured convertible notes (the “Notes”) in the principal amount of $25.0 million and related warrants (the “Warrants”) to purchase common stock of the Company (collectively, the “Transactions”). The expected total net cash proceeds to the Company from the Transactions is $23,750,000. In connection with the Transactions, the Company entered into a Registration Rights Agreement with the Purchasers. Copies of the Purchase Agreement, a form of Note, a form of Warrant and the Registration Rights Agreement (collectively, the “Transaction Documents”) are filed as exhibits to this report and are incorporated in this report by reference. The description set forth below is qualified in its entirety by reference to the Transaction Documents.

The Notes will accrue interest at a rate equal to the Federal Funds Rate (as defined in the Notes) plus 1.125% per annum, subject to adjustment, with accrued interest payable quarterly in arrears in cash. The term of the Notes is four years, and the Notes will be convertible into shares of common stock of the Company at a conversion price of $19.00 (the “Conversion Price”), subject to a price-based weighted average anti-dilution provisions, and to adjustment for stock splits and the like. Subject to certain conditions as set forth in the Notes, at any time after the closing of the Transactions, all of the outstanding Notes can be automatically converted by the Company into common stock of the Company at the Conversion Price. Unless the shares of Common Stock of the Company trade at or above a weighted-average price of 115% of the then effective Conversion Price, Maxwell will be obligated to repay equal portions of the principal amount outstanding under the Notes on a quarterly basis beginning two (2) years after the date of original issuance, provided that any holder may defer the receipt of any such payment for a period of up to two (2) years. Upon a Change of Control (as defined in the Notes), the holders of the Notes will have certain redemption rights.

In connection with the issuance of the Notes, the Company will issue to the Purchasers the Warrants exercisable for an aggregate of 394,737 shares of the Company’s Common Stock. The Warrants will be exercisable for a term of 5 years at an exercise price of $19.00 per share, subject to broad-based anti-dilution provisions similar to the provisions set forth in the Notes.

Pursuant to the Registration Rights Agreement, the Company will file a registration statement on Form S-3 to cover the resale of the shares underlying the Notes and the Warrants.

In connection with the Transactions, the Company also agreed to pay certain fees and expenses to the placement agent, Rothschild, Inc., for its activity engaged on behalf of the Company.

On December 20, 2005, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of this press release is filed as an exhibit to this report and is incorporated in this report by reference.

Item 2.03	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference. The issuance of the Notes and Warrants will be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Richard E. Smith has announced that he intends to retire and therefore will be resigning as the Company’s Executive Vice President of Strategic Business Development effective as of January 1, 2006 (the “Retirement Date”).

In connection with Mr. Smith’s retirement, the Company shall enter into a separation agreement with Mr. Smith (the “Separation Agreement”) pursuant to which the Company shall (i) pay Mr. Smith a total of eighteen (18) months of pay at Mr. Smith’s original annual rate of pay of $206,000 less payroll tax deductions, to be paid as follows: (a) the first payment covering six (6) months of pay shall be made on July 15, 2006, and (b) the remaining payments covering twelve (12) months of pay shall be paid thereafter in bi-weekly installments; (ii) continue to vest all stock options granted to Mr. Smith to (the “Options”) as follows: (a) the Options shall continue to vest until December 31, 2006 in accordance with their terms, and (b) on December 31, 2006, the stock options to purchase 3,500 shares of Common Stock that are scheduled to vest on May 19, 2007 shall fully accelerate; (iii) amend the restricted stock grant of 20,000 shares of Common Stock granted to Mr. Smith on June 22, 2005, such that the stock granted thereunder shall continue to vest in accordance with its terms for an additional eighteen (18) months following the Retirement Date; (iv) pay Mr. Smith for all accrued vacation as of the Retirement Date; and (v) pay COBRA premiums (except that Mr. Smith shall continue to pay that portion of the premium in accordance with the Company’s normal practices) directly to carrier for health care coverage for Mr. Smith and his eligible dependents for eighteen (18) months following the Resignation Date.

In consideration for entering into the Separation Agreement, Mr. Smith shall (i) agree to a complete general release of the Company from all claims, known or unknown, previously or currently owned or held by him; and (ii) enter into a global non-competition agreement with the Company for the term of eighteen (18) months from the Retirement Date. Additionally, Mr. Smith has agreed to assist the Company as requested by providing transitional services following his retirement.

Item 9.01.	Financial Statements and Exhibits

(c)   Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of December 20, 2005 between Maxwell Technologies, Inc. and the buyers named therein.

10.2	Form of Notes.

10.3	Form of Warrants.

10.4	Registration Rights Agreement, dated as of December 20, 2005 between Maxwell Technologies, Inc. and the buyers named therein.

99.1	Press release issued by Maxwell Technologies, Inc. on December 20, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL TECHNOLOGIES, INC.

By:	/s/ Richard Balanson
Richard Balanson
Chief Executive Officer

Date: December 20, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of December 20, 2005 between Maxwell Technologies, Inc. and the buyers named therein.

10.2	Form of Notes.

10.3	Form of Warrants.

10.4	Registration Rights Agreement, dated as of December 20, 2005 between Maxwell Technologies, Inc. and the buyers named therein.

99.1	Press release issued by Maxwell Technologies, Inc. on December 20, 2005